Exhibit 2.3

Form 647
(Revised 12/23)

Return in duplicate to: Secretary of State
P.O. Box 13697
Austin, TX 78711-3697
512-463-5555
FAX: 512-463-5709

Filing Fee: See instructions

This space reserved for office use.

Certificate of Conversion of a Foreign Entity Converting to a Texas Filing Entity

Converting Entity Information

The jurisdiction of formation of the converting entity is: Delaware

The converting entity is a: (Select the appropriate entity type from the list shown below.)

☐ For-Profit Corporation
☑ Limited Liability Company
☐ Nonprofit Corporation
☐ Professional Limited Liability Company
☐ Professional Corporation
☐ Limited Partnership
☐ Professional Association
☐ Cooperative Association
☐ Other: ______________________
Specify type of entity.
☐ General Partnership

The date of formation of the converting entity is: August 4, 2023

The file number, if any, issued to the converting entity is: 024-12323

Converted Entity Information

The foreign entity named above is converting to a filing entity formed under the Texas Business Organizations Code. The name of the converted entity is:

Masterworks Vault 10, LLC

(Name of entity after the conversion must include an organizational identifier for the entity type selected below.)

The converted entity will be formed under the laws of Texas.

The converted entity is a: (Select the appropriate entity type from the list shown below.)

☐ For-Profit Corporation
☑ Limited Liability Company
☐ Nonprofit Corporation
☐ Professional Limited Liability Company
☐ Professional Corporation
☐ Limited Partnership
☐ Professional Association
☐ Cooperative Association

Plan of Conversion *or* Alternative Statements

☑ The plan of conversion is attached.

If the plan of conversion is not attached, the following statements must be completed.

☐ In lieu of attaching the plan of conversion, the converting entity certifies to the following statements by providing an address in Items 1 and 2.

1. A signed plan of conversion is on file at the principal place of business of the converting entity. The address of the principal place of business of the converting entity is:

Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*

2. A signed plan of conversion will be on file after the conversion at the principal place of business of the converted entity. The address of the principal place of business of the converted entity is:

Street or Mailing Address	*City*	*State*	*Country*	*Zip Code*

A copy of the plan of conversion will be furnished on written request without cost by the converting entity before the conversion or by the converted entity after the conversion to any owner or member of the converting entity or converted entity.

Supplemental Provisions/Information

Text Area: [The attached addendum, if any, is incorporated herein by reference.]

Certificate of Formation for the Converted Entity

☑ The certificate of formation for the converted Texas filing entity is attached to this certificate of conversion as an attachment or exhibit to either (i) the plan of conversion or (ii) this certificate if the plan has not been attached to the certificate of conversion. The certificate of formation includes a statement that the converted entity is formed under a plan of conversion and the name, address, date of formation, prior form of organization, and jurisdiction of formation of the converting entity.

Approval of the Plan of Conversion

The plan of conversion has been approved as required by the laws of the jurisdiction of formation and the governing documents of the converting entity.

Effectiveness of Filing (Select either A, B, or C.)

A. ☑ This document becomes effective when the document is accepted and filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ______________________________

C. ☐ This document takes effect upon the occurrence of the future event or fact, other than the passage of time. The 90th day after the date of signing is: ______________________________

The following event or fact will cause the document to take effect in the manner described below:

Tax Certification

☐ Attached hereto is a certificate from the Texas Comptroller of Public Accounts that certifies the converting entity is in good standing for purposes of conversion.

OR

☐ In lieu of providing the tax certificate, the converted entity is liable for the payment of any required franchise taxes.

Execution

The undersigned signs the document subject to the penalties imposed by law for submission of a materially false or fraudulent instrument. The undersigned certifies that the statements contained herein are true and correct, and that the person signing is authorized under the provisions of the Texas Business Organizations Code, or other law applicable to and governing the converting entity, to execute the filing instrument.

Date: ______________________________

By:

____
Name of converting entity (see instructions)

____
Signature and title of authorized person (see instructions)

____
Printed or typed name of authorized person

Print Reset

PLAN OF CONVERSION

OF

[NAME OF DE ENTITY]

TO [SERIES LIMITED LIABILITY COMPANY NAME]

This Plan of Conversion (this “Plan”) is entered into by and between [NAME OF DE Series LLC], a Delaware series limited liability company (the “Converting Entity”), which intends to convert (the “Conversion”) into [NAME OF TX Series LLC], a Texas series limited liability company (the “Converted Entity”) as of this ___ day of __________ , 2025.

RECITALS

WHEREAS, the Converting Entity is a Delaware series limited liability company duly organized and existing under the laws of the State of Delaware;

WHEREAS, the [MEMBERS/MANAGERS] has/have determined that it is advisable and in the best interests of the Converting Entity and its [MEMBERS/MANAGERS] to convert from a Delaware Series LLC to a Texas Series LLC;

WHEREAS, in accordance with, Section 18-214 of the Delaware Limited Liability Company Act (“DLLCA”) and Section 10.102 of the Texas Business Organizations Code (“TBOC”) the Converting Entity proposed to effect the Conversion into the Converted Entity;

WHEREAS, the form, terms and provisions of this Plan have been authorized, approved and adopted by the [MEMBERS/MANAGERS] of the Converting Entity.

NOW THEREFORE, the undersigned agree as follows:

1.	Conversion.

A.	The name of the Converting Entity is Masterworks Vault 16, LLC. a Delaware Series limited liability company.

B.	The name of the Converted Entity shall be Masterworks Vault 16, LLC, a Texas series limited liability company.

C.	Upon the Effective Time (as defined below), and in accordance with Section 18-214 of the DLLCA and Section 10.102 of the TBOC, the Converting Entity shall be converted from a Delaware series limited liability company to a Texas series limited liability company and shall thereafter be subject to all of the provisions of the TBOC, except not withstanding Section 3.005 of the TBOC, the existence of the Converted Entity shall be deemed to have commenced on the date the Converting Entity commenced its existence in the State of Delaware.

Plan of Conversion	[NAME OF DE LLC]

D.	Upon the Effective Time (as defined below), and by virtue of the Conversion and without any further action on the part of the Converting Entity or its members, the Converted Entity shall for all purposes of the laws of the State of Texas, be deemed to be the same entity as the Converting Entity existing immediately prior to the Effective Time. Upon the Effective Time (as defined below), by virtue of the Conversion and without any further action on the part of the Converting Entity or its members, for all purposes of the laws of the State of Texas, all of the rights, privileges and powers of the Converting Entity existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Converting Entity existing immediately prior to the Effective Time, shall remain vested in the Converted Entity and shall be the property of the Converted Entity and the title to any real property vested by deed or otherwise in the Converting Entity existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all creditors and all liens upon any property of the Converting Entity existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time shall remain attached to the Converted Entity upon the Effective Time, and may be enforced against the Converted Entity to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Converted Entity in its capacity as a Series limited liability company of the State of Texas. The rights, privileges, powers and interests in property of the Converting Entity existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Converting Entity existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Converted Entity upon the Effective Time for any purpose of the laws of the State of Texas.

E.	The Conversion shall not be deemed to affect any obligations or liabilities of the Converting Entity incurred prior to the Conversion of the personal liability of any person incurred prior to the Conversion.

2.	Filings. As promptly as practicable following the adoption of this Plan by the [MEMBER/MANAGERS] of the Converting Entity, the Converting Entity shall cause the Conversion to be effective by:

A.	Executing and filing (or causing the execution and filing of) a Certificate of Conversion pursuant to Section §18-214 of the DLCCA, substantially in the form of Exhibit A.

B.	Executing and filing (or causing the execution and filing of) a Certificate of Conversion pursuant to Section §10.154 of the TBOC, substantially in the form of Exhibit B.

C.	Executing and filing (or causing the execution and filing of) a Certificate of Organization of the Converted Entity pursuant to Section TBOC §3.005 & §101.601–101.622 of the TBOC, substantially in the form of Exhibit C.

3.	Effective Time. The Conversion shall become effective upon the later of (i) the effectiveness of the filing of the Certificate of Conversion and ii) the effectiveness of the filing of the of the Certificate of Conversion and Certificate of Formation.

4.	Effect of Conversion. Each Member’s interest, including series interests, in the Converting Entity shall be converted in its entirety to an equal portion of interest ownership in the Converted Entity as set forth on Schedule 1. Each Member shall execute an assignment to evidence the above conversion of his or her entire interest in the Converting Entity to the Converted Entity in exchange for an equal interest ownership in the Converted Entity as provided herein.

5.	Further Assurances. If, at any time after the Effective Time, the Converted Entity shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Converted Entity its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Converted Entity and its Managers or members (or their designees), are hereby authorized to solicit in the name of the Converted Entity any third-party consents or other documents required to be delivered or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Converting Entity existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.

6.	Texas Operating Agreement. Upon the Effective Time, the operating company of the Converted Entity shall be the operating agreement of the Converted Entity, substantially in the form of Exhibit D hereto.

7.	Miscellaneous.

A.	Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein. For the avoidance of doubt, following the Conversion the Converting Entity will hold all of the rights and obligations of the Converted Entity under this Plan.

B.	Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

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IN WITNESS WHEREOF, the undersigned Members, on their behalf and on behalf of the Converting Entity, have executed this Agreement as of the date first set forth above.

[NAME OF DELAWARE SERIES LLC]

Member

Member

Member

Schedule 1

MEMBERSHIP INTERESTS

Member Name	Current Membership Interest in the Company	Percentage of Stock to be Owned in the Corporation

Exhibit A

[Certificate of CONVERSION (DELAWARE)]

Exhibit B

[CERTIFICATE OF CONVERSION (TEXAS)]

Exhibit c

[CERTIFICATE OF FORMATION]

Exhibit d

[OPERATING AGREEMENT]